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LIBERTY FINANCIAL                     Liberty Investment Services, Inc.
                                      Federal Reserve Plaza
                                      600 Atlantic Avenue
                                      Boston, MA  02210-2214
                                      617-722-6000

January 22, 1993

State Street Bank & Trust Co.
Attn: R. H. La Fleur
Fiduciary Control A2N
1776 Heritage Drive
N. Quincy, MA  02171

     RE:  SteinRoe Variable Investment Trust

Dear Mr. La Fleur:

     This is to advise you that SteinRoe Variable Investment Trust has established a new series of shares to be known as Managed Income Fund.

     In accordance with the Additional Funds provision in Section 12 of the Custodian Contract dated December 31, 1988 between the Fund and State Street Bank and Trust Company, the Fund hereby requests that you act as Custodian for Managed Income Fund and render to the Series such services as Custodian as are provided under the terms of the Contract.

     Please acknowledge your agreement to the foregoing by executing two copies of this letter, returning one to the Fund and retaining one copy for your records.

SteinRoe Variable Investment Trust

By:  ERNST E. DUNBAR

Agreed to this 3rd day of February, 1993

State Street Bank and Trust Company

By:  THERESA MC GUIRE
     Vice President

ADK/emj: 3189

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                                           [LOGO] STATE STREET

             STATE STREET BANK AND TRUST COMPANY
               CUSTODIAN FEE SCHEDULE ADDENDUM
             STEINROE VARIABLE INVESTMENT TRUST

         This addendum will be effective on April 1, 1993
----------------------------------------------------------------------

Global Custody - Services provided include:
Cash movements, Foreign Communication, Foreign Exchange
(local currency settlements).

Fund Net Assets                          Annual Fees
---------------                          -------------
First $50 Million                        22 Basis Points
Over $50 Million                         20 Basis Points
Minimum Per Client                       $5,000.00 Annually

Global Trades - For each item processed  $25.00


STEIN ROE VARIABLE INVESTMENT    STATE STREET BANK & TRUST COMPANY
TRUST

BY:     THOMAS J. SIMPSON        BY:     CHARLES R. WITTEMORE, JR.

TITLE:  Controller               TITLE:  Vice President

DATE:   4/14/93                  DATE:   3/29/93

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                                                  [LOGO] STATE STREET

             STATE STREET BANK AND TRUST COMPANY
                   Custodian Fee Schedule

             STEINROE VARIABLE INVESTMENT TRUST
                    MANAGED INCOME FUND
----------------------------------------------------------------------
I.   Administration

     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide select portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

     The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                         ANNUAL FEES PER PORTFOLIO

     Fund Net Assets                   Custody, Portfolio & Fund Acct.
     ---------------                   -------------------------------
     First $20 Million                           1/15 of 1%
     Next $80 Million                            1/30 of 1%
     Excess                                      1/100 of 1%

     Minimum Monthly Charges                     $3,000

II.  Global Custody - Services provided include:  Cash Movements,
     Foreign Communication, Foreign Exchange (local currency settlements).

     Fund Net Assets                             Annual Fees
     ---------------                             -----------
     First $50 Million                           22 Basis Points
     Over $50 Million                            20 Basis Points
     Minimum Per Client                          $5,000.00 Annually

III. Portfolio Trades - For each line item processed

     State Street Bank Repos                     $ 7.00
     DTC or Fed Book Entry                       $12.00
     New York Physical Settlements               $25.00
     Maturity Collections                        $ 8.00
     All other trades                            $20.00


IV.  Options

     Option charge for each option written
     or closing contract, per issue, per broker  $25.00

     Option expiration charge, per issue, per
     broker                                      $15.00

     Option exercised charge, per issue, per
     broker                                      $15.00

V.   Lending of Securities

     Deliver loaned securities versus cash
     collateral                                  $20.00

     Deliver loaned securities versus
     securities collateral                       $30.00

     Receive/deliver additional cash collateral  $ 6.00

     Substitutions of securities collateral      $30.00

     Deliver cash collateral versus receipt
     of loaned securities                        $15.00

     Deliver securities collateral versus
     receipt of loaned securities                $25.00

     Loan administration - mark-to-market per
     day, per loan                               $ 3.00

VI.  Interest Rate Futures

     Transactions - no security movement         $ 8.00

VII. Holdings Charge

     For each issue maintained - monthly charge  $ 5.00

VIII. Principal Reduction Payments

     Per paydown                                 $10.00

IX.  Dividend Charges (For items held at the
     Request of Traders over record date in
     street form)                                $50.00

X.   Special Services

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

XI.  Earnings Credit

     A balance credit equal to 75% of the 90-day Treasury Bill rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account Balance, net of check redemption service overdrafts, on a pro-rated basis against the Fund's Custodian Fees, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

XII. Out-of-Pocket Expenses

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

          Telephone
          Wire Charges ($5.25 per wire in and $5.00 out)
          Postage and Insurance
          Courier Service
          Duplicating
          Legal Fees
          Supplies Related to Fund Records
          Rush Transfer - $800 Each
          Transfer Fees
          Sub-Custodian Charges
          Price Waterhouse Audit Letter
          Federal Reserve Fee for Return Check items over $2,500 -
            $4.25
          GNMA Transfer - $15 each

XIII. Payment

      The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

STEINROE VARIABLE INVESTMENT TRUST        STATE STREET BANK
MANAGED INCOME FUND                       & TRUST CO.

BY:     THOMAS J. SIMPSON         BY:     CHARLES R. WITTEMORE, JR.

TITLE:  Controller                TITLE:  Vice President

DATE:   May 13, 1993              DATE:   May 3, 1993

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                  STATE STREET BANK AND TRUST COMPANY
                 Fee Information for Automated Pricing

This service provides securities pricing on request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees.

-------------------------------------------------------------------------
Monthly charges for the State Street Bank Automated Pricing System are determined by:

1.  Mix of security positions.

2.  The number of positions that are priced during the month.

Monthly Base Fee                                    $375.00

Monthly Quote Charge:
- Municipal Bonds via Muller Data                   $ 21.00

- Municipal Bonds via Kenney Information Systems    $ 16.00

- Government, Corporate and Convertible Bonds
  via Muller Data                                   $ 11.00

- Corporate and Government Bonds via Standard &
  Poor's                                            $ 11.00

- Options, Futures and Private Placements           $  6.00

- Foreign Equities and Bonds via Extel Ltd.         $  6.00

- Listed Equities, OTC Equities, and Bonds           $  6.00

- Corporate, Municipal, Convertible and Government
  Bonds, Adjustable Rate Preferred Stocks via IDSI  $  6.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

STEINROE VARIABLE INVESTMENT TRUST        STATE STREET BANK
MANAGED INCOME FUND                       & TRUST CO.

BY:     THOMAS J. SIMPSON         BY:     CHARLES R. WITTEMORE, JR.

TITLE:  Controller                TITLE:  Vice President

DATE:   May 13, 1993              DATE:   May 3, 1993